As filed with the Securities and Exchange Commission on February 4, 2020

Registration No. 333-143810
Registration No. 333-171672
Registration No. 333-180888

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3D REGISTRATION STATEMENT NO. 333-143810
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM F-3D REGISTRATION STATEMENT NO. 333-171672
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3D REGISTRATION STATEMENT NO. 333-180888

UNDER
THE SECURITIES ACT OF 1933

PENGROWTH ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

c/o Cona Resources Ltd.
1900, 420 – 7 Avenue SW
Calgary, Alberta, Canada
(403) 930-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Copy to:
Andrew J. Foley
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, N.Y. 10019-6064
(212) 373-3078

Not applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”): ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Pengrowth Energy Corporation, organized under the laws of the province of Alberta (the “Company”), relate to the following Registration Statements on Form F-3D, each pertaining to the registration of securities pursuant to dividend or interest reinvestment plans of the Company (the “Registration Statements”), previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), and are being filed to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof under such Registration Statements:

•	Registration Statement on Form F-3D (No. 333-143810), filed with the SEC on June 15, 2007;
•	Registration Statement on Form F-3D (No. 333-171672), filed with the SEC on January 12, 2011, as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on January 3, 2012; and
•	Registration Statement on Form F-3D (No. 333-180888), filed with the SEC on April 23, 2012.

As previously announced, on January 7, 2020, in connection with a plan of arrangement approved by the Court of Queen’s Bench of Alberta on December 19, 2019, Cona Resources Ltd. has acquired all of the outstanding common shares of the Company (the “Amalgamation”).

In connection with the Amalgamation, the Registrant is terminating the Registration Statements and all offerings of securities pursuant to the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 4th day of February, 2020.

CONA RESOURCES LTD. (as successor by amalgamation to Pengrowth Energy Corporation)

By:	/s/ Michael J. Makinson
Michael J. Makinson
VP Finance & CFO

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Pengrowth Energy Corporation in the United States, on February 4, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director